Exhibit 99

     VF Names New VP — Controller

     GREENSBORO, N.C.—(BUSINESS WIRE)—Oct. 21, 2004—VF Corporation (NYSE: VFC) today announced that it has named Brad Batten as Vice President and Controller. Batten rejoins VF after serving at Sara Lee Corporation, a diversified consumer products company with worldwide revenues of $18 billion.

     While at Sara Lee Batten served as Vice President Operations — Intimates and Hosiery Group. He also has served as Vice President & Chief Operating Officer — Intimates Group and Vice President Finance & Chief Financial Officer - Intimates Group. Prior to these roles at Sara Lee, from 1998 to 2000 Batten served as Vice President & Chief Financial Officer of VF’s Intimates business, where he managed financial, strategic planning, credit & collection and information technology functions. Batten has also held senior financial roles at Dawson Consumer Products and Cluett Peabody and Company, Inc. He holds a Bachelor of Science in Accounting from the University of Scranton and is a C.P.A.

     About the Company

     VF Corporation is a leader in branded apparel including jeanswear, intimate apparel, sportswear, outdoor products and workwear. Its principal brands include Lee®, Wrangler®, Riders®, Rustler®, Vanity Fair®, Vassarette®, Bestform®, Lily of France®, Nautica®, Earl Jean®, John Varvatos®, JanSport®, Eastpak®, The North Face®, Vans®, Napapijri®, Kipling®, Lee Sport® and Red Kap®.

     VF Corporation’s press releases, annual report and other information can be accessed through the Company’s home page, www.vfc.com.

     CONTACT: VF Services, Inc.
Cindy Knoebel, CFA, 212-841-7141/336-424-6189

     SOURCE: VF Corporation

     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding VF CORP’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.